EXHIBIT 10.23.12

                           GMAC COMMERCIAL FINANCE LLC
                           3000 Town Center, Suite 280
                              Southfield, MI 48075

                                                                   April 7, 2004

TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

                         Re: EXTENSION AND FEE AGREEMENT

Gentlemen:

         Reference is made (i) to the Letter re: Amendment to Credit Agreement, dated October 28, 2003 (the "October 2003 Amendment"), by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United"; and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California, the "Agent"); and (ii) to the Letter Agreement, dated March, 2002 by and among Borrowers and Agent (the "Fourth Amendment"). Reference is also made to certain financing arrangements by and among Borrowers, Agent and the Lenders from time to time parties thereto, pursuant to certain financing agreements, including, without limitation, that certain Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000 (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Credit Agreement"), and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Other Documents").

         Borrowers have requested that Agent make certain modifications to the October 2003 Amendment and Agent has agreed to do so, subject to the terms and provisions set forth in this Letter re: Extension and Fee Agreement ("Extension Letter"), all as more particularly set forth below.

         1. EXTENSION. Pursuant to the October 2003 Amendment, Borrowers have agreed to provide Agent with such financial information and reports so as to permit Agent and Borrowers to establish the financial covenants set forth in
Section 7.5 and


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Section 8.6 of the Credit Agreement for periods  subsequent to December 31, 2003 on mutually agreeable terms on or before December 31, 2003 (the "Default Date"). At the request of Borrowers, as a one-time accommodation and subject to the terms and conditions contained herein, Agent agrees that the Default Date shall be extended to May 15, 2004. In the event that the financial covenants are not timely established on terms acceptable to Agent in its sole discretion by no later than May 15, 2004, such failure shall be deemed to be an Event of Default under the Credit Agreement and the Other Documents.

         2. RECONCILIATION OF UNUSED LINE AND FACILITY FEES. Agent has not charged the Unused Line Fee and the Facility Fee to Borrowers' account for certain periods of time, as it is authorized to do pursuant to the Credit Agreement and the Fourth Amendment, and has determined to make certain adjustments to such fees that were previously charged by Agent. Agent and Borrower agree that Agent has not waived any of the Unused Line Fees or the Facility Fee and that, as of March 31, 2004, the aggregate amount of the unpaid Unused Line Fee and Facility Fee due and owing by the Borrowers, after reconciliation and adjustments to certain fees previously charged by Agent, is $104,713.71 (the "Outstanding Fee Amount"). The Outstanding Fee Amount is immediately due and payable and Borrower authorizes and consents to the Agent immediately charging the Outstanding Fee Amount to the Obligations.

         3. AMENDMENT FEE. In consideration of the amendment set forth herein, Borrowers acknowledge, confirm and agree that Agent may charge and Borrowers shall pay an amendment fee in the amount of Fifty Thousand Dollars ($50,000), which amendment fee shall be fully earned as of the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever and may be charged by Agent to Borrowers as of the date hereof.

         4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Extension Letter and the agreement of Agent to the modifications set forth in this Extension Letter are subject to the fulfillment of the following conditions precedent:

                  (a) Each of the representations and warranties made by Borrowers in the Credit Agreement shall be true and correct in all material respects on and as of the date of this Extension Letter; and

                  (b) No Event of Default shall have occurred and be continuing on the date of this Extension Letter, or would exist after giving effect to the transactions contemplated under this Extension Letter.

         5. RELEASE. In consideration of this agreement and the performance thereof and other good and valuable consideration, each Borrower forever releases and discharges Agent, its affiliates, officers, directors, consultants, agents, and employees, and their respective successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which


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any Borrower, directly or indirectly, ever had or now or can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever. Each Borrower expressly and explicitly acknowledges that it is aware of and is knowingly waiving any rights that he, she, or it may have against the Released Parties under the provisions of California Civil Code
Section 1542 (and any similar principle of law under any other applicable jurisdiction), which section reads as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In addition to the foregoing, each of the Borrowers agrees to forever refrain and forbear from commencing, assisting, instituting, prosecuting or encouraging others to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind against any of the Released Parties directly or indirectly arising out of, resulting from or relating in any way to the subject matter of or the fact and course of conduct underlying the releases granted herein.

         6. NO OTHER MODIFICATIONS. Except as specifically set forth herein, no other amendments, changes or modifications to the October 2003 Amendment, the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the October 2003 Amendment, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Agent of any other provision of the October 2003 Amendment, the Credit Agreement or the Other Documents nor shall anything contained herein be construed as a consent by the Agent to any transaction other than those specifically consented to herein.

         7. NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Extension Letter shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Extension Letter.

         8. COUNTERPARTS. This Extension Letter may be signed in counterparts, each of which shall be an original and all of which taken together constitute one Extension Letter. In making proof of this Extension Letter, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. This Extension Letter may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

         9. MERGER. This Extension Letter sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Extension Letter cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.


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


         10. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

                          Very truly yours,

                          GMAC COMMERCIAL FINANCE LLC,
                          as Agent

                          By:  /S/ ILLEGIBLE
                              -------------------------

                          Title: Senior Vice President


ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP

By: /S/ PATRICK CHOW
---------------------------
         Patrick Chow
Title:   CFO


TAG MEX, INC.

By: /S/ PATRICK CHOW
---------------------------
         Patrick Chow
Title:   CFO


FASHION RESOURCE (TCL), INC.

By: /S/ PATRICK CHOW
---------------------------
         Patrick Chow
Title:   CFO


UNITED APPAREL VENTURES, LLC

By: /S/ PATRICK CHOW
---------------------------
         Patrick Chow
Title:   Manager


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